SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                          Date of Report: March 4, 2003



                               F.N.B. CORPORATION
             (Exact name of registrant as specified in its charter)


     Florida                       0-8144                 25-1255406
(State of Incorporation)          (Commission           (IRS Employer
                                   File Number)          Identification No.)





               2150 Goodlette Road North, Naples, Florida 34102
               (Address of principal executive offices)   (Zip code)


                                 (239) 262-7600
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.        OTHER EVENTS


   On March 4, 2003, F.N.B. Corporation (the "Corporation") announced plans to redeem its Preferred Series A and Preferred Series B stock. The preferred stock is expected to be converted into the Corporation's common stock. The Corporation intends to repurchase common stock to reissue in connection with the conversion of the preferred shares.

   On February 24, 2003, the Corporation's Board of Directors approved a plan to repurchase approximately 288,000 shares of the Corporation's common stock to be issued for the conversion of the preferred shares.

   The press release issued by the Corporation announcing the plan is attached hereto as Exhibit 99.1 and incorporated by reference herein.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS


               EXHIBIT NO.            DESCRIPTION OF EXHIBIT
               ___________            ______________________

               99.1 Press release dated March 4, 2003 announcing the Corporation's plan to redeem its Preferred Series A and Preferred Series B shares of stock.

                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        F.N.B. CORPORATION
                                        (Registrant)


                                        By:    /s/Thomas E. Fahey
                                        Name: Thomas E. Fahey
                                        Title: Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer)


Dated: March 4, 2003


                                       -2-